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                                                                   EXHIBIT 10.71



                                 FIRST AMENDMENT
                                     TO THE
                      SYMBION EMPLOYEE STOCK PURCHASE PLAN


         THIS AMENDMENT is made to the Symbion Employee Stock Purchase Plan (the "Plan") by Symbion, Inc. (the "Company") on this 31st day of May, 2002.

                                    RECITALS:

         WHEREAS, the Company established the Plan to provide eligible employees an option to purchase the common stock of the Company;

         WHEREAS, the Plan may be amended at any time by action of the board of directors of the Company; and

         WHEREAS, the board of directors of the Company has authorized the amendment of the Plan to specify the maximum number of shares of stock each employee may acquire under a grant;

         NOW, THEREFORE, the Plan is hereby amended as provided below, effective October 1, 2002.

         Section 5.1 of the plan is restated as follows:

         5.1. Except as otherwise determined by the Committee, every Employee who is otherwise eligible to become a Participant hereunder shall, on the Grant Date of each Option Period and without further action of the Committee, be granted an option to purchase the lesser of (a) 25,000 shares (or such other number as the Board may from time to time establish with respect to subsequently granted options for each Employee) or (b) a number of whole shares of Company Stock that, in the aggregate, has an Issue Price that is not more than ten percent (10%) of such Employee's Eligible Compensation during the Option Period; provided, however, that the options granted hereunder are limited so that the total Market Price of Company Stock that can be purchased under such options does not exceed $25,000 (determined on the date that options are granted) during any one calendar year. Options granted under this Plan shall be subject to such amendments or modifications as the Company shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Company shall from time to time approve and deem necessary. Options not exercised pursuant to Section 6.1 shall terminate at 11:59 p.m. (Eastern Time) on the Exercise Date. In the event an outstanding option shall for any reason expire, the shares of Company Stock allocable to the unexercised portion of such option may again be subject to option under the Plan. This Plan is subject to stockholder approval as provided in Section 11.11 and unless so approved on or before the date which is 12 months after the date this Plan is adopted by the Board of Directors, this Plan and all options granted hereunder shall terminate and become void.

         IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment on the date first written above.


                                         SYMBION, INC.


                                By:      /s/ Clifford G. Adlerz
                                         -------------------------------

                                Its:     President and COO
                                         -------------------------------